Exhibit 4.2
Execution Copy
XM SATELLITE RADIO INC.,
CERTAIN SUBSIDIARIES OF XM SATELLITE RADIO INC.
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
SECOND SUPPLEMENTAL INDENTURE TO INDENTURE,
DATED AS OF JUNE 30, 2009
Dated as of October 27, 2010

          SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 27, 2010, among XM SATELLITE RADIO INC., a Delaware corporation (the “Company”), the subsidiaries of the Company party hereto (the “Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”), to the indenture, dated as of June 30, 2009, among the Company, the Guarantors, and the Trustee (as amended and supplemented to the date hereof, the “Indenture”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Indenture.
          WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of the 11.25% Senior Secured Notes due 2013 (collectively, the “Notes”);
          WHEREAS, the Company has issued the Notes pursuant to the Indenture and there is currently outstanding under the Indenture $525,750,000 in aggregate principal amount of the Notes;
          WHEREAS, the Company and the Guarantors desire to amend the Indenture and the Notes as set forth herein;
          WHEREAS, Section 9.02 of the Indenture permits amendment of the Indenture and the Notes as provided in Section 2 and Section 3 hereof by the Company, the Guarantors, and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, provided that any amendment, cost or waiver that would constitute a release of all or substantially all of the Collateral from the Security Documents or all or substantially all of the Note Guarantees requires the consent of Holders of not less than 66-2/3% of the Notes;
          WHEREAS, the Company has commenced, pursuant to the Offer to Purchase and Consent Solicitation Statement of the Company, dated October 13, 2010 (the “Offer to Purchase”), an offer to purchase all of the outstanding Notes and a solicitation to obtain (i) the written consent of the Holders to the amendments to the Indenture and the Notes set forth in Section 2 and Section 3 hereof and (ii) the direction of the Holders to the Trustee to execute and deliver this Supplemental Indenture (collectively, the “Consent”);
          WHEREAS, the Company has provided evidence to the Trustee that the Holders of at least 66-2/3% in aggregate principal amount of the Notes currently outstanding have provided written consents to the execution and delivery by the Trustee of this Supplemental Indenture in accordance with the provisions of the Indenture;
          WHEREAS, the Company has delivered to the Trustee the Officers’ Certificate as well as the Opinion of Counsel provided for in the Indenture relating to the execution and delivery of this Supplemental Indenture; and
          WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company and the Guarantors have been done.

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:
     1. COMPANY REPRESENTATIONS AND WARRANTIES. The Company hereby represents, warrants, and certifies to the Trustee that the Holders of at least 66-2/3% in aggregate principal amount of the Notes currently outstanding have provided Consents (the “Consenting Securities”), and execution of this Supplemental Indenture is authorized and permitted by the Indenture.
     2. AMENDMENTS TO THE INDENTURE.
     (a) The Indenture is hereby amended by (i) deleting the text of Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.15, 4.16, 5.01(a)(2) and (3), 6.01(4), 6.01(5), 6.01(6), 6.01(9), 6.01(10), 6.01(11), 6.01(12), 10.01, 10.02, 10.03, 10.04, 10.05, 10.06, 11.01, 11.02, 11.03, 11.04, 11.05, 11.06, 11.07 and 11.08 of the Indenture in their entireties and replacing them with the words “Intentionally Omitted,” and (ii) deleting all references to such sections and clauses in their entirety, including without limitation all references, direct or indirect, thereto in Section 6.01, “Events of Default.”
     (b) The Indenture is hereby amended by deleting the text of Section 6.01(2)(B) in its entirety.
     (c) The Indenture is hereby amended by deleting the words “or any Significant Subsidiary” from the text of Section 6.01(7).
     (d) The Indenture is hereby amended by deleting those definitions from the Indenture for which all references to such definitions will be eliminated as a result of the provisions of Section 2(a) of this Supplemental Indenture.
     (e) The Indenture is hereby amended by deleting the text of Exhibit 2 to the Indenture and replacing it with the words “Intentionally Omitted.”
     3. AMENDMENTS TO THE NOTES.
     (a) The Notes are hereby amended by deleting the text of Section 8 on the reverse of the Notes in its entirety and replacing it with the words “Intentionally Omitted.”
     (b) The Notes are hereby amended by deleting Section 14 on the reverse of the Notes in its entirety and replacing it with the following:
     “14. Defaults and Remedies
     Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Notes; (b) default in payment of principal on the Notes at maturity, upon redemption pursuant to paragraph 5 of the Notes, upon acceleration or otherwise, or failure by the Company to redeem Notes when required; (c) failure by the Company to comply with Article 5 of the Indenture; and (d) certain events of bankruptcy or insolvency with respect to the Company. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.”
     4. MISCELLANEOUS.
     (a) Ratification of Agreement. As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Except as provided for in this Supplemental Indenture, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect. The Consent of the Holders of the Notes to this Supplemental Indenture shall not constitute an amendment or waiver of any provision of the Indenture except to the extent expressly set forth herein, and shall not be construed as a waiver or consent to any further or future action on the part of the Company.
     (b) Counterparts. This Supplemental Indenture may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. Each signed copy will be an original, but all of them together represent the same agreement.
     (c) Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     (d) Effectiveness. This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. The amendments set forth in Section 2 and Section 3 hereof will become operative concurrently with the Company’s first acceptance of the Consenting Securities for payment pursuant to the Offer to Purchase.
     (e) Trustee. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained and for the correctness of the Offer to Purchase, which shall be taken as the statements of the Company, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture, and the Trustee makes no representation with respect thereto. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.
     (f) Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.

     (g) Headings. The section headings herein are for convenience only and shall not affect the construction thereof.
     (h) Severability. In case any provision in this Supplemental Indenture or the Securities shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
[signature page follows]

          IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

XM SATELLITE RADIO INC.
By:	/s/ Patrick L. Donnelly
	Name:	Patrick L. Donnelly
	Title:	Secretary

XM 1500 ECKINGTON LLC
By:	/s/ Patrick L. Donnelly
	Name:	Patrick L. Donnelly
	Title:	Secretary

XM INVESTMENT LLC
By:	/s/ Patrick L. Donnelly
	Name:	Patrick L. Donnelly
	Title:	Secretary

XM EQUIPMENT LEASING LLC
By:	/s/ Patrick L. Donnelly
	Name:	Patrick L. Donnelly
	Title:	Secretary

XM RADIO INC.
By:	/s/ Patrick L. Donnelly
	Name:	Patrick L. Donnelly
	Title:	Secretary

XM EMALL INC.
By:	/s/ Patrick L. Donnelly
	Name:	Patrick L. Donnelly
	Title:	Secretary

XM CAPITAL RESOURCES INC.
By:	/s/ Patrick L. Donnelly
	Name:	Patrick L. Donnelly
	Title:	Secretary

XM INNOVATIONS INC.
By:	/s/ Patrick L. Donnelly
	Name:	Patrick L. Donnelly
	Title:	Secretary

EFFANEL MUSIC, INC.
By:	/s/ Patrick L. Donnelly
	Name:	Patrick L. Donnelly
	Title:	Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Thomas E. Tabor
	Name:	Thomas E. Tabor
	Title:	Vice President